Exhibit 99.1

The Lovesac Company Announces Fourth Quarter and Fiscal 2020 Financial Results

Fiscal 2020 Net Sales Increased 40.7%

Fiscal 2020 Comparable Sales Increased 43.4%

STAMFORD, Conn., April 16, 2020 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”) today announced its financial results for the fourth quarter and fiscal year 2020, which ended February 2, 2020.

Shawn Nelson, Chief Executive Officer, stated, “We are pleased with our fourth quarter results, which were in line with our January update. Our pressing priority now, however, is vigilantly safeguarding the health and safety of our associates and customers during the rapidly-evolving COVID-19 pandemic. As previously announced, we extended our March 17th temporary showroom closures until further notice, have implemented work from home policies, and continue to enforce strict sanitization procedures across our operations.”

Mr. Nelson added, “While our showrooms remain closed, we are leveraging our distinct DTC competitive and online advantages that replicate Lovesac’s in-store experience, and, as a result, we have experienced a surge in e-commerce demand. We are adapting traditional, social and digital marketing strategies in real-time to support this opportunity. Preserving our financial health and flexibility is also a key priority, and we are aggressively managing all expenses, working capital and capital expenditures. These efforts, combined with our strong net cash balance, position us to weather this period and resume our full growth trajectory as soon as the situation permits.”

Key Measures for Fourth Quarter and Full Year Fiscal 2020 Ending Feb 2, 2020:

(Dollars in millions, except per share amounts)

	Quarter Ended February 2, 2020	Quarter Ended February 3, 2019	% Inc (Dec)	Year Ended February 2, 2020	Year Ended February 3, 2019	% Inc (Dec)
Net Sales	$92.2	$64.2	43.6%	$233.4	$165.9	40.7%
Gross Profit[1]	$45.2	$35.5	27.2%	$116.7	$90.9	28.4%
Gross Margin[1]	49.0%	55.3%	(6.3%)	50.0%	54.8%	(4.8%)
Total Operating Expense	$39.8	$27.3	46.0%	$132.5	$97.9	35.3%
SG&A	$27.8	$21.4	29.7%	$98.1	$76.4	28.4%
Advertising & Marketing	$10.5	$5.2	101.6%	$29.2	$18.4	59.0%
Total SG&A as % of Net Sales	30.2%	33.4%	(3.2%)	42.1%	46.1%	(4.0%)
Advertising & Marketing as % of Net Sales	11.4%	8.1%	3.3%	12.5%	11.1%	1.4%
Basic and Diluted EPS Income (Loss)	$0.37	$0.62	(40.3%)	($1.07)	($3.28)	67.4%
Adjusted Basic and Diluted EPS Income (Loss) [2]	$0.37	$0.63	(41.3%)	($1.04)	($0.19)	(447.4%)
Adjusted EBITDA[2]	$8.0	$10.0	(19.8%)	$(3.7)	$3.4	(209.9%)
Cash Flow from (used in) Operations	$24.2	$7.2	236.1%	($11.9)	($7.0)	(70.0%)

[1]	Estimated gross tariff impact for fiscal 2020 to Gross Profit and Gross Margin was $9.7 million and 417 bps, respectively. Estimated gross tariff impact for fiscal 2019 to Gross Profit and Gross Margin was $0.2 million and 10 bps, respectively.

[2]	Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

	Percent Increase, except showroom count
	Quarter Ended February 2, 2020	Quarter Ended February 3, 2019	Year Ended February 2, 2020	Year Ended February 3, 2019
Total Comparable Sales (3)(4)	49.1%	52.3%	43.4%	44.1%
Comparable Showroom Sales (4)	38.4%	43.7%	34.3%	35.5%
Comparable Internet Sales (4)	73.8%	76.9%	68.9%	75.1%
Ending Showroom Count	91	75	91	75

[3]	Total comparable sales include showroom and internet transactions through the point of sale.

[4]	Comparable sales reflect transactions through the point of sale and not necessarily product that has shipped to the customer. Product that has shipped to the customer is what is included in Net Sales.

Highlights for the Fourth Quarter Ended February 2, 2020:

●	Net sales increase of 43.6% was driven by a 21.3% increase in showroom count over the same quarter in the prior year, a total comparable sales increase of 49.1%, and an increase of 53.1% in “Other” sales (which includes shop-in-shops and pop-up-shops).

●	The gross profit increase of 27.2% was primarily due to the increase in sales as well as a decrease in costs of sactional products driven by sourcing shifts, partially offset by the impact of tariffs. The 630 basis points decrease in gross margin versus the prior year was driven primarily by the impact of the 25% China tariffs and additional promotional activity, partially offset by the reduced costs of sactional products.

●	SG&A expense in the fourth quarter of fiscal 2020 did not include any one-time IPO, financing or offering charges while SG&A expense in the fourth quarter of fiscal 2019 included $70K of expenses related to the secondary offering relating to legal and professional fees. Excluding one-time items in both periods, SG&A expense increased 30.1% primarily due to expenses associated with the sales increases, infrastructure improvements, and stock compensation.

●	Advertising and marketing expense in the fourth quarter of fiscal 2020 increased approximately 102% over the prior year quarter principally due to increased media and direct-to-consumer program spend which contributed to the fourth quarter sales increase over prior year.

●	Operating income decreased to $5.3 million in the fourth quarter of fiscal 2020 from $8.2 million in the fourth quarter of fiscal 2019 for the reasons explained above. Operating margin decreased to 5.8% of net sales from 12.8% of net sales in the prior year period.

●	Net income was $5.4 million in the fourth quarter of fiscal 2020 compared to $8.4 million in the prior year period. Adjusted net income was $5.4 million in the fourth quarter of fiscal 2020, compared to $8.5 million in the fourth quarter of fiscal 2019 (see “GAAP and Non-GAAP Measures”).

Highlights for the Year Ended February 2, 2020:

●	Net sales increase of 40.7% was driven by a 21.3% increase in showroom count over the prior year, a total comparable sales increase of 43.4%, and an increase of 49.8% in “Other” sales (which includes shop-in-shops and pop-up-shops).

●	The gross profit increase of 28.4% was primarily due to the increase in sales along with a decrease in costs of sactional products related to sourcing shifts, partially offset by the impact of tariffs. The 480 basis points decrease in gross margin was driven primarily by the impact of the 25% China tariffs and additional promotional activity, partially offset by the reduced costs of sactional products.

●	SG&A expense includes $351K of expenses related to fees associated with the Company’s primary and secondary share offerings in fiscal 2020 and $4.1 million in fiscal 2019 related to various IPO and financing related expenses outlined in the Net Income (Loss) Reconciliation schedule below. Excluding these one-time items in both periods, SG&A expense increased 35.2% primarily due to increases in selling related expenses, employment costs, infrastructure improvements, and stock compensation.

●	Advertising and marketing expense in fiscal 2020 increased approximately 59% over the prior year principally due to increased media and direct-to-consumer program spend which contributed to the sales increase over the prior year.

●	Operating loss increased to ($15.8) million in fiscal 2020 from an operating loss of ($7.0) million in fiscal 2019 for the reasons stated above. Operating margin decreased to (6.8%) of net sales from (4.2%) of net sales in the prior year.

●	Net loss was ($15.2) million in fiscal 2020, compared to net loss of ($6.7) million in fiscal 2019. Adjusted net loss was ($14.9) million in fiscal 2020, compared to adjusted net loss of ($2.6) million in fiscal 2019 (see “GAAP and Non-GAAP Measures”).

Other Financial Highlights as of February 2, 2020:

●	The cash and cash equivalents balance as of February 2, 2020 was $48.5 million as compared to $49.1 million as of February 3, 2019. There was no debt outstanding on the Company’s line of credit as of February 2, 2020 compared to less than $40K as of February 3, 2019. The Company’s availability under the line of credit was $12.5 million as of February 2, 2020 and $11.5 million as of February 3, 2019.

●	Total inventory was $36.4 million as of February 2, 2020 as compared to $26.2 million as of February 3, 2019.

Conference Call Information:

A conference call to discuss the fourth quarter and fiscal 2020 financial results is scheduled for today, April 16, 2020, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.lovesac.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.lovesac.com for 90 days.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with 91 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): Adjusted Net Loss and Adjusted EBITDA. Adjusted Net Loss excludes the effect of one-time costs related to the Company’s IPO in June 2018 and fees associated with fundraising and reorganizing activities. We define Adjusted EBITDA as net loss less interest income, plus income tax expense, depreciation and amortization, management fees, deferred rent, equity-based compensation, net (gain) or loss on the disposal of property and equipment, one-time IPO-related expenses, and fees associated with fundraising and reorganizing activities. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures hereunder. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All statements, other than statements of historical facts, included in or incorporated by reference into this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. The preliminary financial results included in this press release represent the most current information available to management. The Company’s actual results when disclosed on the Company’s fourth quarter and fiscal year 2020 earnings conference call may differ from these preliminary results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the audit by the Company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the risk of disruptions to current plans and operations, including the timing of openings of new showrooms that further shift expect growth to later periods, slower than expected growth during the fourth quarter and risks related to tariffs, the countermeasures and mitigation steps that we adopt in response to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR

(203) 682-8200

InvestorRelations@lovesac.com

THE LOVESAC COMPANY

CONSOLIDATED BALANCE SHEETS

	As of February 2, 2020	As of February 3, 2019
Assets

Current Assets
Cash and cash equivalents	$48,538,827	$49,070,952
Trade accounts receivable	7,188,925	3,955,124
Merchandise inventories	36,399,862	26,154,314
Prepaid expenses and other current assets	8,790,122	5,933,872
Total Current Assets	100,917,736	85,114,262
Property and Equipment, Net	23,104,261	18,595,079

Other Assets
Goodwill	143,562	143,562
Intangible assets, net	1,352,161	942,331
Deferred financing costs, net	146,047	219,071
Total Other Assets	1,641,770	1,304,964
Total Assets	$125,663,767	$105,014,305

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$19,887,611	$16,836,816
Accrued expenses	8,567,580	3,701,090
Payroll payable	887,415	2,269,834
Customer deposits	1,653,597	1,059,957
Sales taxes payable	1,404,792	750,922
Total Current Liabilities	32,400,995	24,618,619

Deferred rent	3,108,245	1,594,179
Line of credit	-	31,373
Total Liabilities	35,509,240	26,244,171

Stockholders’ Equity
Preferred Stock $.00001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of February 2, 2020 and February 3, 2019.	-	-
Common Stock $.00001 par value, 40,000,000 shares authorized, 14,472,523 shares issued and outstanding as of February 2, 2020 and 13,588,568 shares issued and outstanding as of February 3, 2019, respectively.	145	136
Additional paid-in capital	168,317,210	141,727,807
Accumulated deficit	(78,162,828)	(62,957,809)
Stockholders’ Equity	90,154,527	78,770,134
Total Liabilities and Stockholders’ Equity	$125,663,767	$105,014,305

THE LOVESAC COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter ended (unaudited)		Fiscal year ended
	February 2,	February 3,	February 2,	February 3,
	2020	2019	2020	2019

Net sales	$92,175,369	$64,177,558	$233,377,379	$165,881,297
Cost of merchandise sold	47,016,413	28,669,301	116,687,055	75,000,476
Gross profit	45,158,956	35,508,257	116,690,324	90,880,821
Operating expenses
Selling, general and administrative expenses	27,821,346	21,448,783	98,146,523	76,426,892
Advertising and marketing	10,476,772	5,196,137	29,194,289	18,363,491
Depreciation and amortization	1,508,990	620,742	5,158,062	3,133,751
Total operating expenses	39,807,108	27,265,662	132,498,874	97,924,134

Operating income (loss)	5,351,847	8,242,595	(15,808,551)	(7,043,313)
Interest income, net	108,538	212,922	646,844	355,364
Net income (loss) before taxes	5,460,385	8,455,517	(15,161,707)	(6,687,949)
Provision for income taxes	(44,318)	(16,407)	(43,312)	(16,407)
Net income (loss)	$5,416,067	$8,439,110	$(15,205,019)	$(6,704,356)

Net income (loss) per common share:
Basic and diluted	$0.37	$0.62	$(1.07)	$(3.28)

Weighted average number of common shares outstanding:
Basic and diluted	14,501,550	13,538,426	14,260,395	10,536,721

THE LOVESAC COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter ended (unaudited)		Fiscal year ended
	February 2, 2020	February 3, 2019	February 2, 2020	February 3, 2019
Numerator:
Net income (loss) – Basic and diluted	$5,416,067	$8,439,110	$(15,205,019)	$(6,704,356)
Preferred dividends and deemed dividends	-	-	-	(27,832,354)
Net income (loss) attributable to common shares	$5,416,067	$8,439,110	$(15,205,019)	$(34,536,710)
Denominator:
Weighted average number of common shares for basic and diluted net loss per share	14,501,550	13,528,426	14,260,395	10,536,721
Basic and diluted net income (loss) per common share	$0.37	$0.62	$(1.07)	$(3.28)

THE LOVESAC COMPANY

CONSOLIDATED STATEMENT OF CASH FLOW

	Fiscal year ended
	February 2,	February 3,
	2020	2019

Cash Flows from Operating Activities
Net loss	$(15,205,019)	$(6,704,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	4,893,220	2,935,202
Amortization of other intangible assets	263,842	198,549
Amortization of deferred financing fees	73,024	121,173
Net (gain) loss on disposal of property and equipment	(166,865)	254,720
Equity based compensation	5,245,588	3,310,018
Deferred rent	1,514,066	530,707
Changes in operating assets and liabilities:
Accounts receivable	(3,233,801)	(1,149,938)
Merchandise inventories	(10,245,548)	(14,512,832)
Prepaid expenses and other current assets	(2,856,250)	129,074
Accounts payable and accrued expenses	7,188,736	7,729,293
Customer deposits	593,640	150,721
Net Cash Used in Operating Activities	(11,935,367)	(7,007,669)

Cash Flows from Investing Activities
Purchase of property and equipment	(9,535,537)	(10,747,712)
Payments for patents and trademarks	(673,672)	(614,510)
Proceeds from disposal of property and equipment	300,000	-
Net Cash Used in Investing Activities	(9,909,209)	(11,362,222)

Cash Flows from Financing Activities
Proceeds from the issuance of common shares, net	25,610,000	58,908,552
Taxes paid for net share settlement of equity awards	(4,278,176)	(382,533)
Proceeds from the issuance of warrants, net	12,000	-
(Paydowns of) proceeds from line of credit	(31,373)	30,968
Payments of deferred financing costs	-	(292,095)
Net Cash Provided by Financing Activities	21,312,451	58,264,892
Net Change in Cash and Cash Equivalents	(532,125)	39,895,001
Cash and Cash Equivalents - Beginning	49,070,952	9,175,951

Cash and Cash Equivalents - End	$48,538,827	$49,070,952
Supplemental Cash Flow Disclosures

Cash paid for taxes	$43,312	$18,246

Cash paid for interest	$62,670	$61,436

THE LOVESAC COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Quarter ended		Fiscal year ended
	February 2,	February 3,	February 2,	February 3,
(dollars in thousands)	2020	2019	2020	2019
Net income (loss)	$5,416	$8,439	$(15,205)	$(6,704)
Interest income, net	(109)	(213)	(647)	(355)
Taxes	44	16	43	16
Depreciation and amortization	1,509	621	5,158	3,134
EBITDA	6,861	8,863	(10,651)	(3,909)
Management fees (a)	194	185	633	1,177
Deferred Rent (b)	(188)	148	716	531
Equity-based compensation (c)	1,225	460	5,246	3,310
Loss (gain) on disposal of property and equipment (d)	-	249	(167)	255
Other non-recurring expenses (e) (f)	(95)	70	503	2,021
Adjusted EBITDA	$7,997	$9,975	$(3,720)	$3,385

(a)	Represents management fees and expenses charged by our equity sponsors.

(b)	Represents the difference between rent expense recorded and the amount paid by the Company. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms.

(c)	Represents expenses associated with stock options and restricted stock units granted to our management and equity sponsors.

(d)	Represents the loss (gain) on disposal of fixed assets.

(e)	Other non-recurring expenses in the quarter ended Feburary 2, 2020 are made up of ($95) in an adjustment of executive recruitment fees. Other non-recurring expenses in the quarter ended February 3, 2019 are made up of $70 in secondary offering legal and professional fees.

(f)	Other non-recurring expenses in fiscal 2020 are made up of: (1) $152 in recruitment fees to build executive management team and Board of Directors; (2) $268 in fees associated with our primary and secondary shares offerings and (3) $83 in financing fees associated with our secondary offering. Other expenses in fiscal 2019 are made up of: (1) $380 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $508 in fees paid for investor relations and public relations relating to the IPO; (3) $140 in executive recruitment fees to build executive management team; (4) $261 in secondary offering legal fees; (5) $84 in travel and logistical costs associated with the offering; (6) $198 in accounting fees related to the offering; and (7) $450 in IPO bonuses paid to executives.

THE LOVESAC COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Quarter ended		Fiscal year ended
(dollars in thousands)	February 2, 2020	February 3, 2019	February 2, 2020	February 3, 2019
Net income (loss) as reported	$5,416	$8,439	$(15,205)	$(6,704)
Adjustments:
Adjustments to selling, general and administrative expense:
Management fees relating to the IPO (a)	-	-	-	625
Equity based compensation related to the IPO (b)	-	-	-	1,442
Other non-recurring expenses (c)(d)	-	70	351	2,021
Adjusted net income (loss)	$5,416	$8,509	$(14,854)	$(2,616)
Adjusted basic and diluted weighted average shares outstanding (e)	14,501,250	13,538,426	14,260,395	13,468,274
Adjusted net income (loss) per common share	$0.37	$0.63	$(1.04)	$(0.19)

(a)	Represents $625 paid in management fees to equity sponsors related to the IPO.

(b)	Represents $700 in executive Restricted Stock awards vested as a result of the IPO and $742 IPO bonus paid to equity sponsor in common stock.

(c)	Other non-recurring expenses in the quarter ended February 3, 2019 are made up of $70 in secondary offering legal and professional fees.

(d)	Other non-recurring expenses in fiscal 2020 are made up of $351 fees associated with our primary and secondary shares offerings. Other non-recurring expenses in fiscal 2019 are made up of: (1) $380 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $508 in fees paid for investor relations and public relations relating to the IPO; (3) $140 in executive recruitment fees to build executive management team; (4) $261 in secondary offering legal fees; (5) $84 in travel and logistical costs associated with the offering; (6) $198 in accounting fees related to the offering; and (7) $450 in IPO bonuses paid to executives.

(e)	For the fiscal year ended February 3, 2019 amounts are adjusted and assume the IPO occurred at the beginning of the period.